Exhibit 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
NOBLE REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS
     SUGAR LAND, Texas, January 26, 2006 — Noble Corporation reported net income for the fourth quarter of 2005 of $101.3 million, or $0.73 per diluted share, on operating revenues of $360.6 million, compared to net income of $52.9 million, or $0.39 per diluted share, on operating revenues of $302.2 million for the fourth quarter of 2004. Net income for the year ended December 31, 2005 was $296.7 million, or $2.16 per diluted share, on operating revenues of $1,382.1 million, compared to net income of $146.1 million, or $1.09 per diluted share, on operating revenues of $1,066.2 million for the year ended December 31, 2004.
     At December 31, 2005, the Company’s consolidated balance sheet reflected $2.75 billion in shareholders’ equity, $166.3 million in cash and marketable securities, and $1,138.3 million in total debt. Net cash provided by operating activities for the year ended December 31, 2005 was $529.0 million.
     The Company’s premium fleet of 62 offshore drilling rigs includes two new F&G JU-2000E enhanced premium jackups, the Noble Roger Lewis and the Noble Hans Deul, which are currently under construction and scheduled for delivery in the third quarter of 2007 and the first quarter of 2008, respectively. The purchase price for these two new build units, each of which has a two year contract, is being financed with net cash provided by operating activities.
     James C. Day, Chairman, Chief Executive Officer and President, said, “Even with extraordinary weather events, the Company’s financial results continued to improve throughout the year.”
     Net income for the fourth quarter of 2005 increased 32 percent from the third quarter of 2005 as market conditions continued to improve in West Africa and the North Sea. Average dayrates on the Company’s North Sea units continued to increase during the fourth quarter and utilization in the North Sea was 100 percent. The Company’s results for the third quarter of 2005 included a $20.0 million charge, net of expected recoveries from our hull and machinery insurance, related to the damage from Hurricanes Katrina and Rita and $9.5 million in expected loss of hire insurance recoveries. The fourth quarter of 2005 includes $40.2 million in expected loss of hire insurance recoveries related to Hurricanes Katrina and Rita. These financial impacts are presented in Hurricane losses and recoveries, net, as a component of Operating Costs and Expenses in our Consolidated Statements of Income.
     Net income for the fourth quarter of 2005 increased 92 percent as compared to the fourth quarter of 2004 due principally to higher dayrates, primarily in Mexico and the North Sea, expected loss of hire recoveries related to Hurricanes Katrina and Rita, higher utilization rates across the fleet and additional operating days in the Middle East. These items were partially offset by additional costs associated with increased utilization and higher labor costs.
     The Company’s Middle East division, which operates 17 rigs and includes India and the Mediterranean Sea, experienced an increase of 309 operating days in the fourth quarter of 2005 as compared to the fourth quarter of 2004. The increase in operating days was primarily due to the acquisition of the Noble Mark Burns and Noble David Tinsley, both 300’ independent leg cantilever premium jackups, in June 2004 and October 2004, respectively, which were activated in August 2005 and February 2005, respectively, and the purchase of the remaining 50 percent interest in the Noble Harvey Duhaney, a 300’ independent leg cantilever premium jackup, in August 2005. Utilization in our West Africa operating division was also higher in the fourth quarter of 2005 as compared to the same quarter in 2004, increasing to 100 percent in the recent quarter from 88 percent in the fourth quarter of 2004.
     In October 2005, the Noble Paul Wolff ultra deep semisubmersible went into the shipyard in Brazil for a 150-day contract related upgrade project, which unfavorably impacted average dayrates during the fourth quarter as the unit remains under contract during this project. Partially offsetting this year-over-year comparison was the reactivation of the Noble Roger Eason, a 6,000’ ice class drillship, in April 2005 after having been in the shipyard all of 2004 undergoing planned maintenance and significant upgrades which increased its operating capabilities.
     Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in water depths of 4,000 feet or greater) accounted for approximately 24 percent and 29 percent of the Company’s total contract drilling services revenues for the fourth quarter of 2005 and 2004, respectively. The Company currently operates six deepwater semisubmersibles in the Gulf of Mexico, one deepwater semisubmersible and three deepwater drillships offshore Brazil, and another deepwater semisubmersible in Nigeria. Contract drilling services revenues from international sources accounted for approximately 83 percent and 77 percent of the Company’s total contract drilling services revenues for the fourth quarter of 2005 and 2004, respectively.
     The average dayrate for the Company’s international jackup rigs was $59,178 in the fourth quarter of 2005 compared to $50,984 in the fourth quarter of 2004. Utilization on these rigs improved to 99 percent in the recent quarter as compared to 97 percent in the fourth quarter of 2004. The average dayrate on the Company’s deepwater rigs in the U.S. Gulf of Mexico capable of drilling in water depths of 6,000 feet or greater decreased 48 percent to $51,146 in the fourth quarter of 2005 as compared to $98,767 in the fourth quarter of 2004 due to rigs under repair related to Hurricanes Katrina and Rita. Loss of hire insurance recoveries associated with these rigs for the fourth quarter of 2005 are expected to be $40.2 million and are presented in Hurricane losses and recoveries, net, as a component of Operating Costs and Expenses in our Consolidated Statements of Income. All deepwater rigs were back on contract as of January 15, 2006. The U.S. Gulf of Mexico deepwater market has continued to strengthen, and the dayrates under recent contracts for the Company’s domestic deepwater semisubmersibles have been higher than the average dayrate for the fourth quarter of 2005. Utilization on these units was 100 percent during the fourth quarter of 2005 and 91 percent in the same quarter of the previous year. The average dayrate on the Company’s domestic jackups increased 52 percent to $75,976 in the fourth quarter of 2005 as compared to the fourth quarter of 2004.
     Day said, “The Company is well positioned with talented personnel and premium assets to fully participate in an expanding worldwide market anticipated in 2006. Assuring access to premium assets for our key clients remains a challenge particularly in the ultra deep market.”
     On December 23, 2005, the Company acquired, directly and indirectly, 21,095,600 Class A shares and 2,501,374 Class B shares of Smedvig ASA (“Smedvig”). The purchase price for the Class A shares was NOK 200.00 per share and for the Class B shares was NOK 150.00 per share, totaling NOK 4,594,326,100 (or approximately US$691 million). The Company financed the acquisition of the Smedvig shares with an aggregate of $700 million in new debt borrowings. On January 23, 2006, SeaDrill Limited, a Bermudian limited company (“SeaDrill”), reported that SeaDrill had received acceptances for a total of 24,876,009 Class A shares and 15,417,402 Class B shares of Smedvig under the voluntary offer conducted by SeaDrill for shares of Smedvig. SeaDrill further reported that, including its already owned shares, SeaDrill controlled 51.24 percent of the Class A shares and 52.47 percent of the Smedvig capital. SeaDrill has expressed its intention to put forward a mandatory offer in Norway together with a tender offer in the United States to all remaining shareholders in Smedvig as soon as practically possible. As a result of the foregoing, the Company is currently reviewing available alternatives relative to the Company’s investment in Smedvig shares. The Company has no present plans or intention to make an offer for the balance of the shares of Smedvig the Company does not own. The Company continues to reserve the right to pursue all options available to it.
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company’s premium fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes two new F&G JU-

2000E enhanced premium jackups, with scheduled delivery of the first unit in the third quarter of 2007 and the second unit in the first quarter of 2008. As previously announced, these units have been contracted. Approximately 80 percent of the fleet is currently deployed in international markets, principally including the Middle East, Mexico, the North Sea, Brazil, West Africa, India, and the Mediterranean Sea. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
     Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC-360
1/26/06
For additional information, contact:
Bruce W. Busmire, Senior Vice President and Chief Financial Officer
Noble Corporation, 281-276-6100

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2005		2004		2005		2004
OPERATING REVENUES
Contract drilling services	$315,031		$261,107		$1,209,447		$937,414
Reimbursables	25,097		18,469		86,332		50,234
Labor contract drilling services	16,256		15,712		69,203		51,327
Engineering, consulting and other	4,215		6,863		17,155		27,256

	360,599		302,151		1,382,137		1,066,231

OPERATING COSTS AND EXPENSES
Contract drilling services	153,251	(a)	141,595	(a)	599,207	(a)	521,663	(a)
Reimbursables	21,567		16,947		76,238		44,610
Labor contract drilling services	14,066	(a)	13,908	(a)	58,698	(a)	42,610	(a)
Engineering, consulting and other	5,709		7,583		22,678		27,339
Depreciation and amortization	64,570	(a)	54,790	(a)	241,752	(a)	209,123	(a)
Selling, general and administrative	13,037		9,574		40,278		33,714
Hurricane losses and recoveries, net	(40,224	)(b)	—		(29,759	)(c)	—

	231,976		244,397		1,009,092		879,059

OPERATING INCOME	128,623		57,754		373,045		187,172

OTHER INCOME (EXPENSE)
Interest expense	(3,506)		(8,319)		(19,786)		(34,389)
Other, net	2,529		3,312		10,833		9,034

INCOME BEFORE INCOME TAXES	127,646		52,747		364,092		161,817
INCOME TAX PROVISION	(26,313)		127		(67,396)		(15,731)

NET INCOME	$101,333		$52,874		$296,696		$146,086

NET INCOME PER SHARE:
Basic	$0.74		$0.39		$2.18		$1.10
Diluted	$0.73		$0.39		$2.16		$1.09

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	136,972		133,904		136,253		132,897
Diluted	138,202		135,311		137,561		134,115

(a)	Amortization of major maintenance project costs ($13,842 and $10,772 for the three months ended December 31, 2005 and 2004, and $50,021 and $40,904 for the years ended December 31, 2005 and 2004, respectively) is reflected in depreciation and amortization. In periods prior to 2005, this cost component was included in contract drilling services expenses and labor contract drilling services expenses.

(b)	Represents loss of hire insurance proceeds of $40,224 for the Noble Jim Thompson, Noble Max Smith, Noble Paul Romano and Noble Amos Runner.

(c)	Represents a $20,000 charge, net of expected recoveries from our hull and machinery insurance, related to the damage from Hurricanes Katrina and Rita, offset by $49,759 in loss of hire insurance proceeds for our EVA-4000 assets (Noble Jim Thompson, Noble Max Smith, Noble Paul Romano and Noble Amos Runner) that suffered downtime during these events.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$121,845	$58,790
Investment in marketable securities	44,457	132,788
Accounts receivable	276,688	205,023
Inventories	3,940	4,013
Prepaid expenses	10,064	12,454
Other current assets	65,461	12,215

Total current assets	522,455	425,283

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	4,178,097	3,739,338
Other	66,698	65,550

	4,244,795	3,804,888
Accumulated depreciation	(1,245,776)	(1,061,268)

	2,999,019	2,743,620

INVESTMENTS	691,804	18,804
OTHER ASSETS	148,148	120,266

	$4,361,426	$3,307,973

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$8,972	$8,361
Accounts payable	93,914	83,012
Accrued payroll and related costs	78,558	60,911
Taxes payable	45,245	22,883
Interest payable	9,640	8,981
Other current liabilities	16,294	30,018

Total current liabilities	252,623	214,166

LONG-TERM DEBT	1,129,325	503,288
DEFERRED INCOME TAXES	226,559	206,506
OTHER LIABILITIES	8,045	8,110

	1,616,552	932,070

COMMITMENTS AND CONTINGENCIES	—	—

MINORITY INTEREST	(7,906)	(8,531)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share	13,701	13,441
Capital in excess of par value	1,024,470	926,652
Retained earnings	1,736,015	1,452,974
Restricted stock (unearned compensation)	(17,099)	(11,171)
Accumulated other comprehensive income (loss)	(4,307)	2,538

	2,752,780	2,384,434

	$4,361,426	$3,307,973

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$296,696	$146,086

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241,752	209,123
Deferred income tax provision	36,207	5,022
Loss on sales of marketable securities	69	129
Income from equity investments	(3,194)	(3,931)
Distributions received from joint venture	2,194	2,700
Compensation expense from stock-based plans	7,377	5,753
Hurricane losses and recoveries, net	(29,759)	—
Dissolution of rabbi trust	—	11,945
Other	3,213	(4,028)

Changes in current assets and liabilities:
Accounts receivable	(68,094)	(55,788)
Other current assets	18,968	1,187
Accounts payable	(2,395)	(4,164)
Other current liabilities	25,976	18,187

Net cash provided by operating activities	529,010	332,221

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions and related capital upgrades	(212,050)	(110,548)
Other capital expenditures	(221,806)	(150,493)
Major maintenance expenditures	(79,663)	(72,948)
Repayments from joint venture	—	2,295
Proceeds from sales of property and equipment	1,129	2,135
Investment in Smedvig ASA	(691,100)	—
Purchase of remaining 50% interest in the Panon, net of cash acquired	(31,576)	—
Investment in marketable securities	(24,973)	(233,216)
Proceeds from sales and maturities of marketable securities	112,628	265,352

Net cash used for investing activities	(1,147,411)	(297,423)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings/(Payments) on credit facilities, net	635,000	(25,000)
Payments of other long-term debt	(8,517)	(52,933)
Proceeds from issuance of ordinary shares	76,037	79,072
Payments of dividends	(13,655)	—
Repurchase of ordinary shares	(7,409)	(39,714)

Net cash provided by (used for) financing activities	681,456	(38,575)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	63,055	(3,777)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	58,790	62,567

CASH AND CASH EQUIVALENTS, END OF PERIOD	$121,845	$58,790

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended December 31,								Three Months Ended September 30,
	2005				2004				2005
	International	Domestic			International	Domestic			International	Domestic
	Contract	Contract	Engineering		Contract	Contract	Engineering		Contract	Contract	Engineering
	Drilling	Drilling	& Consulting	Other	Drilling	Drilling	& Consulting	Other	Drilling	Drilling	& Consulting	Other
OPERATING REVENUES
Contract drilling services	$260,038	$54,993	$—	$—	$201,692	$59,415	$—	$—	$248,536	$79,565	$—	$—
Reimbursables	11,940	9,036	180	3,941	5,960	5,369	4,854	2,286	10,423	2,943	205	4,507
Labor contract drilling services	—	—	—	16,256	—	—	—	15,712	—	—	—	17,275
Engineering, consulting and other	470	808	2,937	—	783	332	3,193	2,555	774	228	2,749	—

	$272,448	$64,837	$3,117	$20,197	$208,435	$65,116	$8,047	$20,553	$259,733	$82,736	$2,954	$21,782

OPERATING COSTS AND EXPENSES
Contract drilling services	$122,920	$30,707	$—	$—	$124,408	$27,954	$—	$—	$120,700	$35,326	$—	$—
Reimbursables	8,478	8,877	321	3,891	4,635	5,213	4,850	2,249	8,053	2,740	242	4,184
Labor contract drilling services	—	—	—	14,066	—	—	—	13,913	—	—	—	14,967
Engineering, consulting and other	198	430	4,705	—	(202)	392	5,073	2,320	35	606	4,603	105
Depreciation and amortization	50,581	13,086	84	819	32,653	10,429	99	837	48,126	12,247	84	819
Selling, general and administrative	9,228	3,235	234	340	6,652	2,342	234	346	6,419	2,333	233	339
Hurricane losses and recoveries, net	—	(40,224)	—	—	—	—	—	—	—	10,465	—	—

	$191,405	$16,111	$5,344	$19,116	$168,146	$46,330	$10,256	$19,665	$183,333	$63,717	$5,162	$20,414

OPERATING STATISTICS
Jackups:
Average Rig Utilization	99%	100%			97%	100%			98%	100%
Operating Days	3,535	184			3,213	184			3,440	184
Average Dayrate	$59,178	$75,976			$50,984	$50,049			$55,271	$68,990

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	100%			67%	91%			100%	100%
Operating Days	184	368			123	335			184	368
Average Dayrate	$79,434	$51,146			$143,244	$98,767			$153,274	$127,240

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%	85%			100%	100%			100%	96%
Operating Days	92	157			92	184			92	176
Average Dayrate	$111,177	$97,957			$57,413	$49,103			$84,315	$69,241

Drillships:
Average Rig Utilization	100%	N/A			64%	N/A			100%	N/A
Operating Days	276	N/A			176	N/A			276	N/A
Average Dayrate	$94,220	N/A			$85,108	N/A			$81,401	N/A

Submersibles:
Average Rig Utilization	N/A	62%			N/A	100%			N/A	67%
Operating Days	N/A	170			N/A	276			N/A	184
Average Dayrate	N/A	$39,828			N/A	$29,290			N/A	$42,590

Total:
Average Rig Utilization	99%	87%			93%	97%			99%	90%
Operating Days	4,087	879			3,604	979			3,992	912
Average Dayrate	$63,626	$62,563			$55,963	$60,689			$62,265	$87,209